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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 OM GROUP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                 OM GROUP, INC.
                                   TOWER CITY
                              3500 TERMINAL TOWER
                                50 PUBLIC SQUARE
                           CLEVELAND, OHIO 44113-2204

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 1999

     Notice is hereby given that the 1999 Annual Meeting of Stockholders of OM Group, Inc. will be held at The Forum Conference Center, 1375 East 9th Street, Cleveland, Ohio 44114, on Tuesday, May 4, 1999, at 11:00 a.m., for the following purposes:

     1.  To elect three Directors;

     2. To confirm the appointment of Ernst & Young LLP as independent auditors; and

     3. To transact such other business as properly may come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 19, 1999 are entitled to notice of and to vote at the meeting. A stockholder who executes and returns the accompanying proxy may revoke such proxy at any time before it is voted at the meeting by following the procedures set forth in the attached Proxy Statement.

                                         Michael J. Scott, Secretary

Cleveland, Ohio
April 2, 1999

                                 OM GROUP, INC.
                                   TOWER CITY
                              3500 TERMINAL TOWER
                                50 PUBLIC SQUARE
                           CLEVELAND, OHIO 44113-2204

                                PROXY STATEMENT

                              GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of OM Group, Inc. (the "Company") and will be voted in accordance with the instructions given in the proxy if it is returned duly executed and is not revoked. A stockholder may revoke a proxy at any time before it is voted by giving notice to the Company in writing or in open meeting. Attendance at the meeting will not in and of itself revoke a proxy.

     This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 2, 1999. The record date for determination of stockholders entitled to vote at the meeting was the close of business on March 19, 1999. On that date, the outstanding voting securities of the Company were 23,703,215 shares of Common Stock, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote. Provided a quorum is present, the affirmative vote of a majority of the shares present in person or by proxy at the meeting will be sufficient to elect directors, ratify Ernst & Young LLP as auditors of the Company. Abstentions will be deemed to be present for the purpose of determining a quorum for the meeting, but will be deemed not voting on the issues or matters as to which the abstention is applicable.

     So far as the Company is aware, no matters other than those stated in the notice will be presented to the meeting for action on the part of the stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares to which the proxy relates, in accordance with their best judgment.

     The cost of soliciting proxies will be borne by the Company. The Company will, upon request, reimburse brokerage houses, custodians, nominees and others for their out-of-pocket and reasonable clerical expenses incurred in connection with such solicitation. For purposes of obtaining broad representation at the meeting, Proxy Express has been retained by the Company for distribution services, and if necessary, to assist in solicitation of proxies, at an anticipated cost of approximately $2,500.00 plus postage costs. In addition, directors, officers and employees of the Company, acting on its behalf and without being additionally compensated, may make additional requests by letter, telephone or in person for the return of proxies.

                             ELECTION OF DIRECTORS

     The authorized number of directors of the Company is presently fixed at seven, divided into three classes each designed to serve three-year terms. Two classes have two members and one class has three members. The term of the Class I directors expires at the annual stockholders meeting for election of directors in 2000, the term of the Class II directors expires at the annual stockholders meeting for election of directors in 2001, and the term of the Class III directors expires at the annual stockholders meeting for the election of directors in 1999.

     For election as directors at the Annual Meeting of Stockholders to be held on May 4, 1999, the Board of Directors has recommended the election of Lee R. Brodeur, Thomas R. Miklich, and James P. Mooney to serve as Class III directors for three-year terms expiring in 2002. If any of the nominees becomes unavailable for election, the accompanying proxy may be voted for a substitute, or will be voted in favor of holding a vacancy to be filled by the directors. The Company has no reason to believe that any nominee will be unavailable. The nominees receiving the largest number of votes will be elected to the director positions to be filled.

     The following information is provided regarding each nominee for election as a director and each of the other directors who will continue in office after the meeting.

NOMINEES FOR ELECTION

Brodeur Photo               LEE R. BRODEUR, age 70, has been a director of the Company since 1991 and a director of Mooney Chemicals, Inc. since
                            1987. Mr. Brodeur was employed by the Firestone Tire &
                            Rubber Company, Akron, Ohio from 1951 until his retirement as Vice Chairman of that company in 1986.

                            THOMAS R. MIKLICH, age 51, has been a director of the
Miklich Photo               Company since 1993. Mr. Miklich has been employed by
                            Invacare Corporation as Chief Financial Officer and General
                            Counsel since 1993. Prior to joining Invacare, Mr. Miklich was Executive Vice President, Chief Financial Officer and a
                            Director of Van Dorn Company. For 22 years prior to that,
                            Mr. Miklich was employed with The Sherwin-Williams Company where he held several financial positions, culminating as
                            their Senior Vice President and Chief Financial Officer.

                            JAMES P. MOONEY, age 51, is Chairman of the Board and has
JP Mooney Photo             been a director and Chief Executive Officer of OM Group,
                            Inc. since 1991. From 1991 to 1994, Mr. Mooney was President of OM Group, Inc. From 1979 to 1991, Mr. Mooney was
                            President and Chief Executive Officer of Mooney Chemicals,
                            Inc. Mr. Mooney received a B.A. degree in history from
                            Quincy University, where he is a member of the Board of
                            Trustees. Mr. Mooney is John E. Mooney's brother.

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

                            EUGENE BAK, age 65, has been President and Chief Operating
Bak Photo                   Officer of OM Group, Inc. since 1994. From 1992 to 1994, Mr.
                            Bak was President of Mooney Chemicals, Inc. From 1970 to
                            1992, Mr. Bak held various management positions at Mooney
                            Chemicals, Inc., including Vice President of Operations and
                            Manager of the Company's Franklin, Pennsylvania, facility.
                            Mr. Bak received a B.S. in chemical engineering from The
                            Ohio State University and an M.B.A. from Seton Hall
                            University. Mr. Bak's term expires in 2001.

                            FRANK E. BUTLER, age 63, was appointed as a director of the
Butler Photo                Company in 1996 to fill a vacancy. From 1992 until his
                            retirement in 1997, Mr. Butler was President and General
                            Manager of the Coatings Division of The Sherwin-Williams
                            Company, a manufacturer, distributor and retailer of
                            coatings and related products. From 1957 to 1992, Mr. Butler held various engineering positions in the Chemical Division of Sherwin-Williams. Mr. Butler received a masters degree in chemistry from Iowa State University. Mr. Butler's term
                            expires in 2001.

                            JOHN E. MOONEY, age 48, was appointed as a director of the
JE Mooney Photo             Company in 1995 to fill a vacancy. For the past 11 years,
                            Mr. Mooney has been President of Sachem, Inc., a specialty chemical manufacturer. Mr. Mooney received a B.A. in
                            Economics from the University of Toronto. Mr. Mooney is
                            James P. Mooney's brother. Mr. Mooney's term as director
                            expires in 2000.

                            MARKKU TOIVANEN, age 58, has been a director of the Company
Toivanen Photo              since 1991. Since 1996, Mr. Toivanen has served as Senior
                            Vice President of Strategic Development of Outokumpu Oy.
                            From 1993 to 1996, Mr. Toivanen served as President and
                            Chief Executive Officer of Outokumpu Metals & Resources Oy
                            ("OMR"). From 1992 to 1993, Mr. Toivanen served as OMR's
                            Executive Vice President and Chief Operating Officer. From
                            1991 to 1992, Mr. Toivanen served as Chairman and Chief
                            Executive Officer of Outokumpu Mines Ltd. (Canada), a wholly owned subsidiary of Outokumpu Oy. Mr. Toivanen and Antti
                            Aaltonen, Vice President of Operations for Kokkola Chemicals
                            Oy, are brothers-in-law. Mr. Toivanen's term as director
                            expires in 2000.

                        SECURITY OWNERSHIP OF DIRECTORS,
                     OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of January 31, 1999, information concerning the number of shares of Common Stock of the Company beneficially owned by each director, nominee and executive officer named in the Summary Compensation Table individually and by all executive officers and directors of the Company as a group. No executive officer or director other than Mr. Mooney owns more than 1% of the outstanding shares of Common Stock of the Company. Mr. Mooney owns 4.4% and all executive officers and directors as a group own approximately 6.0% of such shares. The totals shown below for each person and for the group include shares held personally, shares held by family members, shares held under the Profit-Sharing Plan, and shares acquirable within sixty days of the above date by the exercise of stock options granted under the Company's stock option plan.

                 AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)

               NAME OF                 DIRECTLY    PROFIT-SHARING    EXERCISABLE
          BENEFICIAL OWNER             OWNED(2)       PLAN(3)        OPTIONS(4)       TOTAL
          ----------------             --------    --------------    -----------    ---------
Eugene Bak...........................    3,450          2,099          121,699        127,248
Lee R. Brodeur.......................    5,750            -0-           13,235         18,985
Frank E. Butler......................      200            -0-            7,131          7,331
Thomas E. Fleming....................    1,418            -0-           75,441         76,859
James M. Materna.....................    1,050          2,062          118,149        121,261
Thomas R. Miklich....................    3,450            -0-           12,839         16,289
James P. Mooney......................  533,716         41,370          457,225      1,032,311
John E. Mooney.......................    9,951            -0-            4,388         14,339
Markku Toivanen......................      -0-            -0-           16,243         16,243
All Directors and Officers as a Group
  (consisting of 9 persons)..........  558,985         45,531          826,350      1,430,866

---------------

(1) Each person has sole voting and investment power with respect to all shares shown except as indicated below.

(2) Includes shares owned by or jointly with family members.

(3) The persons indicated have limited investment power with respect to the shares held in the Profit-Sharing Plan.

(4) Represents shares subject to stock options that are exercisable currently or within 60 days of January 31, 1999.

     The following table sets forth information concerning each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock or stock convertible into Common Stock.

                                             AMOUNT AND NATURE
          NAME AND ADDRESS OF                  OF BENEFICIAL            PERCENTAGE
           BENEFICIAL OWNER                      OWNERSHIP               OF CLASS
          -------------------                -----------------          ----------
Capital Guardian Trust Company
  11100 Santa Monica Boulevard
  Los Angeles, CA 90025                          1,257,350(1)               5.3%
Baron Capital Group, Inc.
  767 Fifth Avenue
  New York, N Y 10153                            2,575,650(2)              10.9%

Citigroup, Inc.
  153 East 53rd Street
  New York, NY 10043                             1,862,223(3)               7.9%

---------------

(1) Information regarding share ownership was obtained form Amendment No. 1 to a
    Schedule 13G filed on February 8, 1999 by Capital Guardian Trust Company. Capital Guardian Trust Company has sole dispositive power with respect to 1,257,350 of the shares listed herein, and sole voting power with respect to 1,141,350 of the shares listed herein.

(2) Information regarding share ownership was obtained from Amendment No. 2 to a
    Schedule 13G filed on December 23, 1998 by Baron Capital Group, Inc. a parent holding company of a group of investment management companies. BAMCO, Inc. and Baron Capital Management, Inc. are subsidiaries of Baron Capital Group, Inc. Barron Asset Fund is an investment advisory client of BAMCO, Inc. Ronald Baron owns a controlling interest in Baron Capital Group Inc.. Baron Capital Group, Inc., and Ronald Baron each have shared voting and dispositive power with respect to 2,575,650 of the shares listed herein. BAMCO Inc. has shared voting and dispositive power with respect to 2,133,000 of the shares listed herein. Baron Capital Management Inc. has shared voting and dispositive power with respect to 442,650 of the shares listed herein. Baron Asset Fund has shared voting and dispositive power with respect to 1,991,800 of the shares listed herein.

(3) Information regarding share ownership was obtained form a Schedule 13G filed jointly on February 10, 1999 by Salomon Smith Barney Holdings Inc. ("SSB Holdings") and Citigroup Inc. ("Citigroup"). Citigroup is the sole shareholder of SSB Holdings. Citigroup and SSB Holdings are reporting on behalf of subsidiaries whose individual percentages of beneficial ownership do not exceed 5%. SSB Holdings has shared voting and dispositive power with respect to 1,672,161 of the shares listed herein. Citigroup has shared voting and dispositive power with respect to 1,862,223 of the shares listed herein.

                 COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company's Board of Directors held four regularly scheduled meetings during 1998. The Board has a standing Audit and Finance Committee and a standing Compensation Committee. During 1998, each director attended at least 80% of the meetings of the Board and those committees on which he served.

     The Audit and Finance Committee, currently composed of Messrs. Lee R. Brodeur, Thomas R. Miklich and Markku Toivanen, engages in the functions usual to an audit committee of a publicly held corporation, including recommendations as to the engagement of independent accountants; review with the independent accountants of the proposed scope of and plans for annual audits and review of audit results; review of the adequacy of internal financial controls; and review of any problems identified by the auditors. During 1998, the Audit and Finance Committee met 6 times.

     The Compensation Committee, currently composed of Messrs. Lee R. Brodeur and Frank E. Butler, held 5 meetings during 1998. The functions of the Compensation Committee are to review, consider and recommend candidates for election as officers of the Company; to review and authorize rates of compensation for officers; to designate those employees who will receive grants of stock options and other stock awards under the Company's Long-Term Incentive Compensation Plan and the type and size of such grants; and to determine the bonus levels for key executives and middle management employees under the Company's bonus program.

COMPENSATION OF DIRECTORS

     Directors who are officers of the Company receive no additional compensation for serving as directors. The Company has a compensation policy for its outside directors which includes a director's fee of $25,000 per annum and an annual fee of $2,500 per committee for service on the Audit and Finance Committee or Compensation Committee. Committee chairmen also receive $2,500 per annum per committee chaired. In addition, each outside director receives a fee of $1,000 for each Board and committee meeting attended. Directors may elect to receive their compensation in the form of cash, stock options or restricted stock under the Company's Non-Employee Directors' Equity Compensation Plan. Under this plan, directors may purchase stock options for a price equal to the difference between the exercise price (75% of fair market value on date of grant) and the fair market value per share. Restricted shares may be purchased at a price equal to fair market value per share. Also, directors electing to receive restricted stock receive additional restricted stock equal to 5% of newly applied cash compensation. Directors are reimbursed for their travel and other expenses incurred in attending Board and committee meetings.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth all compensation awarded to, earned by or paid to (i) the Company's Chief Executive Officer and (ii) the Company's next three most highly compensated executive officers (collectively, the "Named Officers"), for services rendered in capacities to the Company during 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                           LONG-TERM
                                                          COMPENSATION
                                                             AWARDS
                                                         --------------
                                                         SECURITIES AND      PAYOUTS
                                                           UNDERLYING       ---------
                                ANNUAL COMPENSATION          STOCK            LTIP
      NAME AND                  --------------------        OPTIONS          PAYOUTS         ALL OTHER
 PRINCIPAL POSITION    YEAR     SALARY      BONUS(2)      (SHARES)(3)           $         COMPENSATION(1)
 ------------------    ----     -------     --------     --------------     ---------     ----------------
James P. Mooney        1996     405,000     405,000          56,400                           128,044
Chairman and CEO       1997     445,000     500,000          55,000                           132,277
                       1998     500,000     570,000          83,000                           150,015
Eugene Bak             1996     265,000     225,000          29,000                            66,711
President and COO      1997     300,000     281,250          35,000         1,307,319          89,338
                       1998     375,000     295,500          53,000           760,752          98,453
Thomas E. Fleming      1996     200,000     120,000          14,100                            47,772
Corporate V.P. and     1997     245,000     162,000          20,000           656,513          45,987
CMO                    1998     270,000     177,000          35,000           372,413          64,826
James M. Materna       1996     190,000     144,000          14,850                            47,946
CFO                    1997     200,000     173,000          25,000                            75,026
                       1998     230,000     221,000          35,000           510,806          63,465

---------------

(1) This amount represents amounts contributed for the named Officer under the Company's qualified Profit-sharing Plan and amounts accrued under the OM Group, Inc. Benefit Restoration Plan.

(2) Amounts awarded to the Named Officer under the Company's Bonus Program for Key Executives and Middle Management.

(3) Adjusted to give effect to the 3-for-2 stock split on December 2, 1996.

     Options Grants Table. The following table sets forth additional information concerning individual grants of stock options pursuant to the Company's Long-term Incentive Compensation Plan made by the Company during 1998 to the Named Officers, which options are included in the Summary Compensation Table above. In each case, the options were granted at fair market value on the date of grant ($35.38) for a term of 10 years expiring November 8, 2008. The stock options vest at December 31, 1999.

                              OPTIONS GRANT TABLE

                                                                                POTENTIAL REALIZABLE VALUE
                                                                 % OF TOTAL     AT ASSUMED ANNUAL RATES OF
                                                                  OPTIONS         STOCK APPRECIATION FOR
                                        NUMBER OF SECURITIES     GRANTED TO            OPTION TERM
                                         UNDERLYING OPTIONS     EMPLOYEES IN    --------------------------
                 NAME                         GRANTED               1998            5%             10%
                 ----                   --------------------    ------------    -----------    -----------
James P. Mooney.......................         83,000                26%         1,846,750      4,680,370
Eugene Bak............................         53,000                17%         1,179,250      2,988,670
Thomas E. Fleming.....................         35,000                11%           778,750      1,973,650
James F. Materna......................         35,000                11%           778,750      1,973,650

                        AGGREGATED OPTION EXERCISES AND
                          FISCAL YEAR-END OPTION VALUE

     The following table sets forth information concerning unexercised options to purchase Common Stock held by the Named officers at December 31, 1998.

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                                                       OPTIONS                     MONEY OPTIONS AT
                                                   HELD AT 12/31/98                  12/31/98(1)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
James P. Mooney............................    457,226         83,000         9,748,408        92,960
Eugene Bak.................................    121,700         53,000         1,428,951        59,360
Thomas E. Fleming..........................    100,441         35,000         1,813,766        39,200
James M. Materna...........................    118,159         35,000         2,176,611        39,200

---------------

(1) Based on fair market value at December 31, 1998 of $36.50.

REPORT OF THE COMPENSATION COMMITTEE

     Executive Compensation Policy. The Compensation Committee of the Board of Directors (the "Committee"), comprised solely of outside directors of the Company, is responsible for setting the policies and approving the practices of the Company in its compensation to executive officers of the Company and its subsidiaries, including those executive officers named in the compensation tables in this Proxy Statement. The Committee's general policy on executive compensation is to provide a significant incentive to management to achieve annual profit goals and to increase the value of the Company's stock. The policy is intended to cause a significant portion of total executive compensation to be contingent upon Company performance and in the form of annual and longer-term incentives.

     In carrying out its responsibilities in 1998, the Committee considered the following:

     1. The Company's financial performance;

     2. The Company's general policies and practices for compensation of employees;

     3. The recommendations of the Company's management concerning compensation of individual key employees; and

     4. Advice from independent compensation consultants concerning all aspects of the Company's compensation policies, including how its policies and practices compare to the policies and practices of other comparable companies.

     The three major components of the Company's executive officer compensation program are (1) base compensation and annual adjustments thereto paid pursuant to employment contracts with executive officers, (2) annual bonuses paid pursuant to the Bonus Program for Key Executives and Middle Management, and (3) stock options issued at fair market value pursuant to the Company's 1998 Long-Term Incentive Compensation Plan.

     Employment Contracts with Executive Officers. The Company has entered into employment contracts with each of its executive officers. The employment contracts establish the position of each executive officer and provide that the executive officer will devote his full professional attention to the Company and that the Company will not materially decrease his level of responsibility. Each contract provides for automatic yearly renewals unless the contract is terminated by either party upon six months' prior notice.

     Each contract provides for base compensation which may be increased annually, but not decreased. In considering annual adjustments to an executive officer's base compensation, the Committee considers both Company and individual performance. In addition, executive officers' base salaries are targeted between the median and 75th percentile of comparably sized companies in the chemical and non-durable goods manufacturing industries. Each contract also provides for annual bonuses paid pursuant to the Company's Bonus Program for Key Executives and Middle Management described below.

     The Company may terminate each contract at any time with or without cause. If terminated for cause, an officer is entitled to compensation accrued up to the time of termination. If terminated without cause, the officer is entitled to accrued compensation and to receive all base compensation, incentive bonuses and fringe benefits due under his contract for the later of the expiration of the current contract term or one year after delivery of notice of termination with respect to Eugene Bak and Thomas E. Fleming and two years after delivery of notice of termination with respect to James P. Mooney and James M. Materna. If the officer resigns for any reason, he is entitled to accrued compensation and to receive all base compensation for three months following the effective date of termination of his employment.

     Bonus Program for Key Executives and Middle Management. The Company pays annual bonuses to certain employees, including executive officers, based primarily on the Company's operating profit. In deciding annual bonus amounts, the Committee reviews the Company's performance against a predetermined consolidated operating profit goal, approved annually by the Board of Directors as part of the Company's financial budgeting process. Annual bonuses are then paid pursuant to a schedule approved by the Board of Directors which sets forth specified percentages of base compensation payable as annual bonuses based upon the level of attainment of the predetermined operating profit goal. Based on this performance, executive officers, other than the CEO, received annual bonuses ranging from 66% to 96% of their annual base salaries in 1998.

     1998 Long-Term Incentive Compensation Plan. Executive officers and other key employees also received compensation pursuant to the Company's 1998 Long-Term Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan is designed to promote the Company's growth and profitability by providing, through Common Stock ownership, incentives to attract and retain highly talented persons to provide managerial and administrative services to the Company and to motivate such persons to use their best efforts on the Company's behalf. The Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted stock awards and phantom stock (collectively, "Awards"). Under the 1998 Long-Term Incentive Compensation Plan, the total number of shares of Common Stock subject to the plan each year is 1.5% of the total number of issued and outstanding shares of Company's Common Stock as of December 30 of the preceding calendar year.

     The Incentive Plan is administered by the Committee. Subject to the provisions of the Incentive Plan, the Committee is authorized to determine who may participate in the Incentive Plan, the Awards made to each participant and the terms and conditions applicable to each Award. The number of stock options granted to executive officers and key employees during 1998 depended principally upon the individual's level of responsibility within the Company and the Committee's assessment of individual performance and contribution.

     CEO Compensation and Company Performance. In setting Mr. James P. Mooney's compensation for 1998, the Committee considered the Company's financial performance during the previous four quarters, Mr. Mooney's personal performance and comparative data on the salaries for chief executive officers of comparably-sized companies in the chemical and non-durable goods manufacturing industries. The Committee also considered various factors of corporate performance, including profitability, market position, productivity, product leadership and the balancing of short-term and long-term goals. Based on the Committee's review of these factors, Mr. Mooney's employment contract, as amended, provided for base compensation of $500,000 in 1998, reflecting a 12% increase in his 1997 base compensation.

     Mr. Mooney's contract also provides for bonuses in accordance with the Bonus Program for Key Executives and Middle Management. The Committee reviewed the Company's 1998 performance against the predetermined consolidated operating profit goal for 1997. Based upon the Company's level of attainment of this goal, Mr. Mooney's annual bonus for 1998 was $570,000, constituting a bonus greater in amount than his base compensation.

     On November 8, 1998, the Committee approved a grant of 83,000 option shares to Mr. Mooney pursuant to the Incentive Plan. The size of the grant was based on the Committee's consideration of the size of stock option grants to chief executive officers with pay and responsibility comparable to that of Mr. Mooney and its qualitative assessment of Mr. Mooney's performance during 1998.

                                        The Compensation Committee

                                        Lee R. Brodeur, Chairman
                                        Frank E. Butler

PERFORMANCE COMPARED TO CERTAIN STANDARDS

     The chart set forth below compares the Company's cumulative total stockholder return to (a) that of the Standard & Poor's 500 Index, and (b) that of S&P Chemicals (Specialty) Index. In all cases, the information is presented on a dividend reinvested basis.

                COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*
                   AMONG OM GROUP, INC., THE S & P 500 INDEX
                   AND THE S & P CHEMICALS (SPECIALTY) INDEX

                                                                                                              S&P CHEMICALS
                                                     OM GROUP, INC.                  S&P 500                   (SPECIALTY)
                                                     --------------                  -------                  -------------
'12/93'                                                  100.00                      100.00                      100.00
'12/94'                                                  118.00                      101.00                       87.00
'12/95'                                                  165.00                      139.00                      115.00
'12/96'                                                  204.00                      171.00                      118.00
'12/97'                                                  280.00                      229.00                      146.00
'12/98'                                                  281.00                      294.00                      124.00

* $100 invested on 12/31/93 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

                           RELATED PARTY TRANSACTIONS

     Relationship with Outokumpu Oy and Affiliates. Mr. Markku Toivanen, a Director of the Company, is Senior Vice President of Strategic Development of Outokumpu Oy, the Company's former majority stockholder. The Company has certain business relationships with Outokumpu and its affiliates which are described as follows:

     Certain raw materials are procured from or with the assistance of Outokumpu affiliates including nickel and cobalt. Amounts paid to Outokumpu affiliates pursuant to these arrangements amounted to approximately $53,000,000 in 1998. Kokkola's production facility also purchases certain utilities including electricity through OMR affiliates in order to secure bulk quantity discounts with such payments totaling approximately $3,000,000 in 1998. The Company has certain other arrangements with Outokumpu affiliates relating to a service agreement, a lease, and research and development. The aggregate of the amounts paid during 1998 pursuant to these other arrangements amounted to approximately $3,000,000.

     The Company had previously entered into a Retirement Benefit Agreement with Eugene Bak, President of the Company, providing for a yearly retirement benefit of 60% of his final salary reduced by payments from the Company's Profit Sharing Plan and its Benefit Restoration Plan. Mr. Bak's Agreement was exchanged for an arrangement establishing a split-dollar life insurance policy insuring him and his spouse. The Company will utilize the savings from the obligation to make yearly retirement benefit payments to pay premiums. The aggregate premiums for this policy will be $1,180,000 over the joint lives of Mr. Bak and spouse.

                            DESIGNATION OF AUDITORS

     Upon the recommendation of the Audit and Finance Committee, the Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the current year ending December 31, 1999, subject to the approval by the stockholders.

     Representatives of Ernst & Young LLP will be at the Annual Meeting of Stockholders and will have the opportunity to make a statement if they so desire and will be available to respond to questions.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Any stockholder who intends to present a proposal at the 2000 annual meeting and who wishes to have the proposal included in the Company's proxy statement and form of proxy for that meeting must deliver the proposal to the Company no later than December 3, 1999.

     Any stockholder who intends to present a proposal at the 2000 annual meeting other than for inclusion in the Company's proxy statement and form of proxy must deliver the proposal to the Company at its executive offices not later than March 3, 2000, or such proposal will be untimely. If a stockholder fails to submit the proposal by March 3, 2000, the Company reserves the right to exercise discretionary voting authority on the proposal.

                                                  OM GROUP, INC.

                                                  Michael J. Scott
                                                  Secretary

       OM GROUP, INC.        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned appoints James M. Materna, James P. Mooney and Michael J. Scott, or any of them, with full power of substitution, to vote the shares of the undersigned at the 1999 Annual Meeting of Stockholders of OM Group, Inc. to be held on May 4, 1999, and at any adjournment thereof as follows:

        THE BOARD OF DIRECTORS RECOMMENDS THAT VOTES BE CAST FOR PROPOSALS 1, 2
                                        AND 3.

       1.  Election of Directors

               [ ] FOR all nominees listed below              [ ] WITHHOLD AUTHORITY
                 (except as marked to the contrary below)       to vote all nominees listed below

                 Lee R. Brodeur, Thomas R. Miklich and James P. Mooney

       (INSTRUCTION: if you wish to withhold authority to vote for any nominee, write that name on the line below.)

       -------------------------------------------------------------------------

       2. Confirmation of the Appointment of Ernst & Young LLP as Auditors of the Company.

                  [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

                                    (Continued and to be signed on reverse side)

       (Continued from other side)

       3. In their discretion, upon all other matters properly brought before the meeting or any adjournment.

                  [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

           IF NO SPECIFICATION IS MADE, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR ELECTION OF THE NOMINEES ABOVE AND IN FAVOR OF ITEMS 2 AND 3.

                                                Dated:___________________, 1999

                                                --------------------------------

                                                --------------------------------
                                                          Signature(s)
                                                Please sign exactly as name
                                                appears hereon. Joint owners
                                                should each sign. When signing
                                                as attorney, executor,
                                                administrator, trustee or
                                                guardian, give your full title
                                                as such. In case of a
                                                corporation, a duly authorized
                                                officer should sign on its
                                                behalf.

       OM GROUP, INC.        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       TO: NATIONAL CITY BANK, CLEVELAND, OHIO
         Trustee under the OMG Americas, Inc. Employees' Profit-Sharing Plan

       I hereby direct that the voting rights pertaining to shares of stock of OM Group, Inc. held by you, as Trustee, and allocated to my account shall be exercised at the 1999 Annual Meeting of Stockholders of said Company to be held on May 4, 1999, and at any adjournment thereof to vote:

        THE BOARD OF DIRECTORS RECOMMENDS THAT VOTES BE CAST FOR PROPOSALS 1, 2
                                        AND 3.

       1.  Election of Directors

             [ ] FOR all nominees listed below                [ ] WITHHOLD AUTHORITY
               (except as marked to the contrary below)         to vote all nominees listed below

                 Lee R. Brodeur, Thomas R. Miklich and James P. Mooney

       (INSTRUCTION: if you wish to withhold authority to vote for any nominee, write that name on the line below.)

       -------------------------------------------------------------------------

       2. Confirmation of the Appointment of Ernst & Young LLP as Auditors of the Company.

                  [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

                                    (Continued and to be signed on reverse side)

       (Continued from other side)

       3. In their discretion, upon all other matters properly brought before the meeting or any adjournment.

           IF NO SPECIFICATION IS MADE, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR ELECTION OF THE NOMINEES ABOVE AND IN FAVOR OF ITEMS 2 AND 3.

                                                Dated:____________________, 1999

                                                --------------------------------

                                                --------------------------------
                                                          Signature(s)
                                                Please sign exactly as name
                                                appears hereon. Joint owners
                                                should each sign. When signing
                                                as attorney, executor,
                                                administrator, trustee or
                                                guardian, give your full title
                                                as such. In case of a
                                                corporation, a duly authorized
                                                officer should sign on its
                                                behalf.